UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  March 26, 2004

                           NEWELL RUBBERMAID INC.
           (Exact Name of Registrant as Specified in its Charter)

               Delaware                 1-9608           36-3514169
     (State or Other Jurisdiction     (Commission       (IRS Employer
          of Incorporation)           File Number)    Identification No.)

              10 B Glenlake Parkway
                   Suite 600
              Atlanta, Georgia                                  30328
  (Address of Principal Executive Offices)                    (Zip Code)

  Registrant's telephone number, including area code:  (770) 670-2232







   Item 7.   Financial Statements and Exhibits.

        (c)  Exhibits.

             Exhibit
             Number         Description
             -------        -----------

             99.1           Letter to Shareholders

   Item 9.   Regulation FD Disclosure.

   The information set forth under Item 12 below is also intended to be disclosed under this Item 9 and is hereby incorporated by reference.

   Item 12.  Results of Operations and Financial Condition.

   The information in this Report, including the Exhibit attached hereto, is furnished pursuant to Item 9 and Item 12 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

   Newell Rubbermaid Inc. (the "Company") has commenced the process of mailing to stockholders a Letter to Shareholders, along with the Company's 2004 Annual Meeting Proxy Statement, in connection with the Company's annual meeting of stockholders to be held May 12, 2004. The proxy statement will include the Company's audited financial statements for fiscal year 2003, Management's Discussion and Analysis of Financial Condition and Results of Operations and other related information. A copy of the Letter to Shareholders is attached hereto as Exhibit 99.1.

   The Letter to Shareholders contains non-GAAP financial measures. For purposes of SEC Regulation G, a "non-GAAP financial measure" is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided, as a part of the Letter to Shareholders, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.







   The Company has used the financial measures that are included in the Letter to Shareholders for several years, both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The Company's management believes that these measures -- including those that are "non-GAAP financial measures" -- and the information they provide are useful to investors since these measures:

        * enable investors and analysts to compare the current non-GAAP measures with the corresponding non-GAAP measures used in the past, and

        * permit investors to view the Company's performance using the same tools that Company management uses to evaluate the Company's past performance, reportable business segments and prospects for future performance and to gauge the Company's progress in achieving its stated goals.

   The Company's management believes that operating income, excluding restructuring and other charges, as a percentage of sales is also useful to investors because it provides information with respect to operating income related to continuing operations after the Company's restructuring plan is completed. The Company believes that working capital, defined as the five-quarter average of accounts receivable plus inventory, net of accounts payable, divided by trailing 12-month sales, is also helpful to investors because it assists investors in evaluating the Company's utilization of operating working capital.
   The Company's management believes that free cash flow, defined as cash flow provided by operations, net of dividends and capital expenditures, is useful to investors because it is an indication of amounts of cash flow that may be available for further investment in future growth initiatives. Another purpose for which the Company uses free cash flow is as one of the performance goals that help determine the amount, if any, of cash bonuses for corporate management employees under the Company's management cash bonus plan. The Company's management believes that return on invested capital (ROIC), defined as trailing 12-month after-tax operating income, excluding restructuring and other charges, divided by five-quarter average of debt and equity, is also helpful to investors because it reflects the Company's earnings performance relative to its investment level.

   While the Corporation believes that these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.







                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 NEWELL RUBBERMAID INC.


   Date:  March 26, 2004         By:  /s/ Dale L. Matschullat
                                      ------------------------
                                      Dale L. Matschullat
                                      Vice President - General Counsel &
                                      Corporate Secretary







                                EXHIBIT INDEX

    Exhibit No.     Description
    -----------     -----------

    99.1            Letter to Shareholders